UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: July 26, 2010

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

310 N. Indian Hill Blvd., #702
Claremont, California  91711
 (Address of principal executive offices)

(626) 715-5855
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, the Board of Directors (the “Board”) of Kiwa Bio-Tech Products Group Corporation (the “Company”) accepted the resignation of Yunlong Zhang as a director of the Company, effective immediately.  Mr. Zhang’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

Date: July 27, 2010	By:	/s/ Wei Li
Wei Li
Chief Executive Officer